UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 6, 2012

EAGLE CAPITAL GROWTH FUND, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	811-05807	31-1274796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 EAST MASON STREET, SUITE 802, MILWAUKEE, WI 53202-3657

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(414) 765-1107

________________N/A________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its regular Board meeting held on December 6, 2012, the Board of Directors of Eagle Capital Growth Fund, Inc. (“Fund”) amended its Bylaws to provide for a staggered Board pursuant to which the Directors of the Fund, once the staggered Board provisions have been fully implemented, will be elected for 3-year terms.  Previously all Directors of the Fund were elected or reelected annually.

At the 2013 Annual Meeting of Shareholders (currently proposed to be held April 18, 2013), the staggered Board will be implemented.   All of the Fund’s current Directors are being proposed for reelection.  The Board will be divided into three (3) classes, with one class of Directors being elected for a 1-year term (Directors Bilkie and Hanrahan), one class of Directors being elected for a 2-year term (Directors Holth and Schmeltz), and a final class of Directors being elected for a 3-year term (Directors Sims, Tyler and Zalenko).  At each succeeding Annual Meeting the Directors in the class whose term is expiring will be elected or reelected to a new 3-year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 11, 2012

By:	/s/ Luke E. Sims
Luke E. Sims, President and Chief Executive Officer